RENT THE RUNWAY, INC.
10 JAY STREET
BROOKLYN, NEW YORK 11201

May 18, 2022
Ms. Jennifer Y. Hyman
via email: jh@renttherunway.com

Re:    Amended and Restated Employment Agreement Amendment
Dear Jenn:
This Letter Agreement constitutes an amendment to the Amended and Restated Employment Agreement between you and Rent the Runway, Inc., a Delaware corporation (the “Company”), dated as of October 5, 2021 (the “Employment Agreement”). Capitalized terms used in this Letter Agreement and not defined shall have the meaning given such terms in the Employment Agreement.
1.Annual Bonus. For fiscal year 2022 and thereafter during the Term, you will be eligible for an Annual Bonus pursuant to the terms of the Company’s annual incentive program or arrangement as in effect from time to time, with a target bonus opportunity of 100% of your Salary as in effect on the last day of the applicable fiscal year.
2.Except as expressly provided for in this Letter Agreement, the Employment Agreement and its terms and conditions remain in full force and effect and unchanged by this Letter Agreement. This Letter Agreement is to be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law principles thereof. The provisions of Section 17 of the Employment Agreement with respect to dispute resolution shall apply to this Letter Agreement.
3.Please acknowledge your agreement to the terms and conditions set forth in this letter by signing and dating this letter in the space provided below.

[signature page follows]

Very truly yours,

__/s/ Andrea Alexander________
Andrea Alexander
Chief People Officer

Agreed and Accepted:
_/s/ Jennifer Y. Hyman________
Jennifer Y. Hyman

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